Exhibit 4.24A

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “First Amendment”) is made as of January 22, 2003, by and between CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), a Massachusetts corporation as agent for itself and the other Lenders (“Agent”), CLEAN HARBORS, INC., a Massachusetts corporation (“Parent”), Clean Harbors Canada, Inc., a New Brunswick corporation, Clean Harbors Mercier, Inc., a Quebec corporation, Clean Harbors Quebec, Inc., a Quebec corporation and 510127 N.B. Inc., a New Brunswick corporation (collectively, the “Canadian Borrowers”), the other Subsidiaries of the Parent from time to time a party hereto (each together with Parent and Canadian Borrowers, a “Borrower” and, collectively, “Borrowers”) and CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), as the United States Lender (the “US Lender”) and CONGRESS FINANCIAL CORPORATION (CANADA), as the Canadian Lender (the “Canadian Lender”).

WHEREAS, the Agent, Lenders, and Borrowers entered into that certain Loan and Security Agreement, dated as of September 6, 2002 (the “Loan Agreement”);

WHEREAS, pursuant to Section 2.6 of the Loan Agreement Borrowers agreed, among other things, to actively assist Agent in completing the syndication of the Obligations and further agreed, upon Agent’s request, to enter into such amendments of the Loan Agreement as Agent may request in connection with the syndication and to respond to requests made by prospective Lenders;

WHEREAS, several prospective Lenders have requested that the definition of Majority Lenders be changed to increase the percentage from fifty-one percent (51%) to sixty-six and two-thirds percent (66 2/3%) and, accordingly Agent has requested that Borrowers enter into this First Amendment to effect the change;

NOW THEREFORE, based on these premises, and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Borrowers, the Agent and the Lenders hereby agree as follows:

1.    Amendment to Loan Agreement.

1.1    Definition of Majority Lenders. The definition of “Majority Lenders” set forth in Section 1.92 to the Loan Agreement is hereby amended to delete “51%” and to substitute “66 2/3%” in place thereof.

2.    Representations and Warranties. Each Borrower jointly and severally represents and warrants to Agent and Lenders the following:

2.1.    Organization and Qualification. Each of the Borrowers is duly incorporated or formed, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable. Each Borrower is duly qualified to do business and is in good standing as a foreign corporation or organization in all states and jurisdictions in which the failure to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

2.2.    Power and Authority. Each Borrower is duly authorized and empowered to enter into, deliver, and perform this First Amendment. The execution, delivery, and performance of this First Amendment has been duly authorized by all necessary corporate or other action of each of the Borrowers. The execution, delivery and performance of this First Amendment (i) are within each Borrower’s corporate, limited liability company, partnership or trust powers; (ii) is not in contravention of law or the terms of the charter or by-laws or other organizational documents of any of the Borrowers or under any indenture, agreement or undertaking to which any Borrower is a party or by which such Borrower’s properties may be bound or affected; and (iii) will not result in, or require, the creation or imposition of any lien (other than the liens set forth in Schedule 8.4 to the Loan Agreement) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

2.3.    Legally Enforceable Agreement. This First Amendment is, a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.

3.    Miscellaneous. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreements. The Borrowers confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for as set forth in this First Amendment. This First Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Borrowers, the Agent, and the Lenders have executed this First Amendment as of the date first above written, by their respective officers hereunto duly authorized, under seal.

AGENT	BORROWERS
CONGRESS FINANCIAL CORPORATION (NEW ENGLAND) By: Title: US LENDER CONGRESS FINANCIAL CORPORATION (NEW ENGLAND) By: Title: CANADIAN LENDER CONGRESS FINANCIAL CORPORATION (CANADA) By: Title:

CLEAN HARBORS, INC.

ALTAIR DISPOSAL SERVICES, LLC

BATON ROUGE DISPOSAL, LLC

BRIDGEPORT DISPOSAL, LLC

CLEAN HARBORS ANDOVER, LLC

CLEAN HARBORS ANTIOCH, LLC

CLEAN HARBORS ARAGONITE, LLC

CLEAN HARBORS ARIZONA, LLC

CLEAN HARBORS OF BALTIMORE, INC.

CLEAN HARBORS BATON ROUGE, LLC

CLEAN HARBORS BDT, LLC

CLEAN HARBORS BUTTONWILLOW, LLC

CLEAN HARBORS CHATTANOOGA, LLC

CHEMICAL SALES, LLC

CLEAN HARBORS COFFEYVILLE, LLC

CLEAN HARBORS COLFAX, LLC

CLEAN HARBORS DEER PARK, L.P.

CLEAN HARBORS DEER TRAIL, LLC

CLEAN HARBORS DISPOSAL SERVICES, INC.

CLEAN HARBORS FINANCIAL SERVICES COMPANY

CLEAN HARBORS FLORIDA, LLC

CLEAN HARBORS GRASSY MOUNTAIN, LLC

CLEAN HARBORS KANSAS, LLC

CLEAN HARBORS LAPORTE, L.P.

CLEAN HARBORS LAUREL, LLC

CLEAN HARBORS LONE MOUNTAIN, LLC

CLEAN HARBOR LOAN STAR CORP.

CLEAN HARBORS LOS ANGELES, LLC

CLEAN HARBORS OF TEXAS, LLC

CLEAN HARBORS PECATONICA, LLC

CLEAN HARBORS PLAQUEMINE, LLC

CLEAN HARBORS PPM, LLC

CLEAN HARBORS REIDSVILLE, LLC

CLEAN HARBORS SAN JOSE, LLC

CLEAN HARBORS TENNESSEE, LLC

CLEAN HARBORS WESTMORLAND, LLC

CLEAN HARBORS WHITE CASTLE, LLC

AGENT	BORROWERS

CROWLEY DISPOSAL, LLC

DISPOSAL PROPERTIES, LLC

GSX DISPOSAL, LLC

HARBOR MANAGEMENT CONSULTANTS, INC.

HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

HILLIARD DISPOSAL, LLC

ROEBUCK DISPOSAL, LLC

SAWYER DISPOSAL SERVICES, LLC

TULSA DISPOSAL, LLC

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC

CLEAN HARBORS OF BRAINTREE, INC.

CLEAN HARBORS OF NATICK, INC.

CLEAN HARBORS SERVICES, INC.

MURPHY’S WASTE OIL SERVICE INC.

CLEAN HARBORS KINGSTON FACILITY CORPORATION

CLEAN HARBORS OF CONNECTICUT, INC.

SPRING GROVE RESOURCE RECOVERY, INC.

CLEAN HARBORS CANADA, INC.

CLEAN HARBORS QUEBEC, INC.

CLEAN HARBORS MERCIER, INC.

510127 N.B. INC.